UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/10/2007

NYSE Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32829

Delaware	20-2786071
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11 Wall Street, New York, NY 10005
(Address of principal executive offices, including zip code)

(212) 656-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

NYSE Group, Inc. today announced that it has signed a definitive agreement to acquire a 5% equity position in the Mumbai-based National Stock Exchange of India Limited (NSE), the maximum investment permitted by a foreign investor in a stock exchange under the securities laws of India. NYSE Group will purchase the shares of NSE for U.S. $115 million in cash from a consortium of selling shareholders, including ICICI Bank Limited, Industrial Finance Corporation of India Limited, IL&FS Trust Company Limited, Punjab National Bank, and General Insurance Corporation of India. The closing of the transaction is expected to take place during the first quarter of 2007, subject to obtaining certain approvals from various government agencies in India.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this report.

Exhibit 99.1 Press release entitled "NYSE Group to Purchase 5% Equity Interest in National Stock Exchange,

India's Largest Financial Marketplace", dated January 10, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYSE Group, Inc.

Date: January 10, 2007	By:	/s/ Rachel F. Robbins
Rachel F. Robbins
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Announcing Investment in NSE